                                  DETACH HERE

                             RGS ENERGY GROUP, INC.

                 89 EAST AVENUE, ROCHESTER, NEW YORK 14649-0001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T.S. Richards, M.T. Tomaino and D.C. Heiligman and each of them as proxies, with power of substitution, to vote all Common Stock of the undersigned, as directed on the reverse side, at the RGS Energy Group, Inc. Annual Meeting of Shareholders to be held on June 15, 2001 or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AGREEMENT AND PLAN OF
                       MERGER AND FOR THE LISTED NOMINEES

     SEE REVERSE                                                                           SEE REVERSE
         SIDE                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SIDE

[RGS LOGO]                                     VOTE BY TELEPHONE, INTERNET OR MAIL
89 EAST AVE., ROCHESTER, NY 14649-0001

                                               THE ACCOMPANYING PROXY STATEMENT ADDRESSES
                                               IMPORTANT ISSUES AFFECTING YOUR INVESTMENT IN
                                               RGS. HELP US SAVE TIME AND POSTAGE COSTS BY
                                               VOTING YOUR PROXY ELECTRONICALLY--EITHER BY
                                               TOUCH-TONE TELEPHONE OR OVER THE INTERNET.
                                               YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES
                                               THE NAMED PROXIES TO VOTE YOUR SHARES IN THE
                                               SAME MANNER AS IF YOU COMPLETED AND RETURNED
                                               A PROXY CARD IN THE MAIL.

VOTE BY TELEPHONE                              VOTE OVER THE INTERNET
IT'S FAST, CONVENIENT, AND IMMEDIATE!          IT'S FAST, CONVENIENT, AND YOUR VOTE IS
CALL TOLL-FREE ON A TOUCH-TONE PHONE.          IMMEDIATELY CONFIRMED AND POSTED.

 FOLLOW THESE THREE EASY STEPS:                       FOLLOW THESE THREE EASY STEPS:

 1. HAVE YOUR PROXY CARD HANDY AND CALL               1. HAVE YOUR PROXY CARD HANDY AND GO
    1-877-PRX-VOTE (1-877-779-8683)                      TO WEB SITE:
                                                         HTTP://WWW.EPROXYVOTE.COM/RGS

 2. ENTER YOUR 14 DIGIT CONTROL NUMBER                2. ENTER YOUR 14 DIGIT CONTROL NUMBER
    LOCATED ABOVE YOUR NAME AND ADDRESS IN               LOCATED ABOVE YOUR NAME AND ADDRESS
    THE LOWER LEFT CORNER OF YOUR PROXY CARD             IN THE LOWER LEFT CORNER OF YOUR
                                                         PROXY CARD

 3. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS           3. FOLLOW THE INSTRUCTIONS ON THE
                                                         SCREEN

IF YOU PREFER TO VOTE BY MAIL, SIMPLY COMPLETE AND RETURN YOUR PROXY CARD IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR OVER THE
                                    INTERNET

                              THANK YOU FOR VOTING

                                    DETACH HERE

         Please mark
   X     votes as in
         this example.

RGS's directors recommend a vote "FOR" the proposed AGREEMENT AND PLAN OF MERGER and "FOR" all nominees.

1. AGREEMENT AND PLAN OF MERGER.                            2. Election of Directors
                                                               Nominees (Class III): (01) A.J. Chiarella, (02) M.B.
                                                               Grier and (03) J.T. Holmes

                                                                   FOR                                    WITHHELD
              FOR           AGAINST       ABSTAIN                  ALL           / /           / /        FROM ALL
                                                                NOMINEES                                  NOMINEES
              / /           / /           / /

                                                     / /
                                                            -------------------------------
                                                            For all nominees except as noted above

3. Other matters
  In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. As of April 26, 2001, the Board of Directors does not know of any other matters to come before the meeting.

                                                                 MARK HERE FOR
                                                                 ADDRESS CHANGE
                                                                AND NOTE AT LEFT

                                        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Merger and FOR the election of the listed nominees for directors.

                                        Please sign exactly as name appears at
                                        left.

                                      Signature:                           Date: